Exhibit 23.2

JONES & HALEY, P.C.

ATTORNEYS AT LAW

SOUTH TERRACES, SUITE 170

115 PERIMETER CENTER PLACE

ATLANTA, GEORGIA 30346-1238

RICHARD W. JONES

www.corplaw.net

Telephone 770-804-0500

Email: jones@corplaw.net

Facsimile  770-804-0509

March 16, 2018

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.

Washington, D.C. 20549

Re: Bravo Multinational Incorporated – Form S-8

Gentlemen:

We have acted as counsel to Bravo Multinational Incorporated, a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-8 relating to the registration of 6,000,000 shares of its common stock, par value $0.0001 per share, which are issuable pursuant to the Company’s Employees, Officers, Directors, and Consultants Stock Plan for the Year 2018.

We hereby consent to all references to our firm included in this Registration Statement, including the opinion of legality.

Very truly yours,

JONES & HALEY, P.C.

For the Firm /s/ Richard W. Jones

Richard W. Jones